                                                                   EXHIBIT (XIV)

                       AMENDMENT TO SUBADVISORY AGREEMENT

THIS AMENDMENT TO SUBADVISORY AGREEMENT (the "Amendment") is effective as of August 1, 2002, by and among SUNAMERICA ASSET MANAGEMENT CORP. (the "Adviser") and ALLIANCE CAPITAL MANAGEMENT L.P. (the "Subadviser").


                                    RECITALS


                WHEREAS, the Adviser and SunAmerica Series Trust (the "Trust") entered into an Investment Advisory Agreement dated January 1, 1999, as amended May 23, 2000, November 29, 2000 and May 21, 2002 with respect to the Alliance Growth Portfolio, the Growth-Income Portfolio and the Global Equities Portfolio (the "Portfolios"); and

                WHEREAS, the Adviser and the Subadviser are parties to that certain Subadvisory Agreement dated January 1, 1999 (the "Agreement"), with respect to the Trust Portfolios with the Sub-Adviser, and

                WHEREAS, the parties wish to amend Section 3 of the Agreement to reflect the addition of the Small & Mid Cap Value Portfolio.

                NOW, THEREFORE, in consideration of the mutual promises set forth herein, the Adviser and the Subadviser agree as follows:

                1.   Section 3 Amendment Addition of the new Portfolio.

                     New Portfolio                           Fee

                     Small & Mid Cap Value Portfolio         0.50% per annum

                2. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

                3. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

                IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.


SUNAMERICA ASSET MANAGEMENT CORP.              ALLIANCE CAPITAL MANAGEMENT L.P.



By:                                            By:
   -----------------------------                  -----------------------------
     Name: Peter A. Harbeck                         ALLIANCE CAPITAL MANAGEMENT
     Title: President and Chief Executive           CORPORATION, its General
            Officer                                 Partner


                                               By:
                                                  -----------------------------
                                                    Name:
                                                    Title: